                          Securities and Exchange Commission

                                Washington, D.C.  20549
                                        Form 8-K

                                   Current Report
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)       September 24, 1997



                             SCRIPTEL HOLDING, INC.
                 (Exact name of registrant as specified in its charter)

  Delaware                        0-20938                         31-1069865
(State or other jurisdiction    ( Commission                  ( IRS Employer
  of incorporation)              file number)              Identification No.)


4153 Arlingate Plaza        Columbus, OH         43228
( Address of principal executive offices)

                                (614) 276-8402
                         (Registrant's telephone number,
                               including area code)









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Item 5.  Other Events

By resolution of the Board of Directors, Scriptel Holding, Inc. filed for re-organization under chapter 11 of the United States Bankruptcy Code. Filing was made in the United States Bankruptcy Court, Southern District of Ohio, Eastern Division at 3:40 PM, September 24, 1997 case number 97-58801.

The Board of Directors cited the heavy debt load of the Company and its Capital structure and lack of liquidity as being a hinderance to moving the Scriptel technology to the marketplace.

The Company is working with a group of investors to re-organize the company and believes that it will be able to effect a plan of re-organization.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 24, 1997
Scriptel Holding, Inc.
(Registrant)


By:   /s/ Bernard H. Eckstein
          Bernard H. Eckstein
          Chairman and Chief Executive Officer